___________________________ Source: Management. Note: SPM stands for Single Platform Migration. * Revenue by product is presented on an ordered basis resulting in non-GAAP financial measures. A reconciliation has been provided through a billed adjustment line item, which allows Shutterfly to reconcile ordered revenue on a product line basis to GAAP net revenue. Shutterfly – Consumer Segment Commentary The “core” Consumer business has a product set that has demonstrated mid-single digit growth Personalized Goods & Home Décor is the fastest growing category and has historically demonstrated double-digit growth Prints is the only category in secular decline, but it only represents 4% of total Shutterfly revenue Included in the reported numbers are “discontinued” and “de-emphasized” operations that are the result of prior acquisitions made to accelerate growth Moved Tiny Prints boutique to a dedicated tab on Shutterfly.com, the MyPublisher brand was retired in favor of the industry leading Shutterfly photobooks category, and the Wedding Paper Divas legacy website was shut down with the launch of new Shutterfly Wedding Shop To retain as many customers and as much revenue as possible, Shutterfly migrated customers from the legacy websites to Shutterfly.com Demonstrated Growth in the “Core” Consumer Business 1 Exhibit 99.1